FOR IMMEDIATE RELEASE                     Contact:       Timothy N. Jenson
                                                         Chief Executive Officer
                                                         (310) 615-6850

                     MERISEL REPORTS SECOND-QUARTER RESULTS

EL SEGUNDO, Calif. (August 11, 2004) -- Merisel, Inc. (Nasdaq:MSEL) today announced results for its second quarter ended June 30, 2004. Net sales were $17.6 million in second quarter 2004 compared with net sales of $24.7 million for second quarter 2003. Net sales were $32.6 million in first half 2004 compared with net sales of $43.1 million for second half 2003.

The Company reported a net loss available to common stockholders of $797,000, or $0.10 per share, for the quarter ended June 30, 2004. This compares with net income available to common stockholders of $62,000, or $0.01 per share, for the same prior year period. Results for both periods were affected by adjustments related primarily to the Company's wind down of its U.S. hardware distribution business, which reduced cost of sales by $598,000 and $89,000 for the second quarter 2004 and 2003, respectively, increased selling, general and administrative expenses by $20,000 in the second quarter 2004 and reduced selling, general and administrative expenses by $210,000 in the second quarter 2003. Results for the second quarter of 2004 include a $77,000 restructuring charge to adjust previous estimates of liabilities associated with real property leases. Results for the second quarter of 2003 include a $48,000 reversal of previously recorded restructuring charges relating primarily to adjustments of previous estimates of liabilities associated with equipment leases.

The Company reported a net loss available to common stockholders of $133,000, or $0.02 per share, for the six month period ended June 30, 2004. This compares with net income available to common stockholders of $647,000, or $0.08 per share, for the same prior year period. Results for both periods were favorably affected by adjustments related primarily to the Company's wind down of its U.S. hardware distribution business, which reduced selling, general and administrative expenses by $107,000 and $1.3 million and reduced cost of sales by $1.7 million and $575,000 for the six months ended June 30, 2004 and 2003, respectively. Results for the first half of 2004 include a $279,000 reversal of previously recorded restructuring charges relating primarily to adjustments of previous estimates of liabilities associated with equipment leases of $356,000, which was partially offset by a charge of $77,000 to adjust previous estimates of real property lease liabilities.

The Company previously announced that its primary vendor, McAfee, Inc. was terminating its distribution agreement with the Company. McAfee, Inc. accounted for 87.3% of the Company's revenues for the six months ended June 30, 2004. The Company is continuing to evaluate its strategic alternatives for its software licensing business and is seeking acquisition opportunities that will enhance shareholder value.

Except for the historical information contained herein, the matters discussed in this news release constitute forward-looking information that involves risks and uncertainties. Merisel's actual results could differ materially from those indicated by the forward-looking information. Among the factors that could impact actual results are demand trends in the computer products industry, competitive issues, changes in manufacturer terms and conditions, and other items detailed in the company's SEC filings.

Merisel, Inc. is a provider of software licensing products to resellers throughout the U.S. Visit Merisel at www.merisel.com.
                                        ---------------
                                   # # #

                            (Financial tables follow)




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




                           MERISEL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                             Three Months Ended                          Six Months Ended
                                                                  June 30,                                   June 30,
                                                          2004                 2003                 2004                  2003
                                                    ----------------     ----------------     -----------------     ---------------

Net sales                                              $17,625              $24,665               $32,593               $43,128

Cost of sales                                           16,366               23,513                29,473                40,760
                                                    ----------------     ----------------     -----------------     ---------------

Gross profit                                             1,259                1,152                 3,120                 2,368

Selling, general & administrative expenses               1,600                1,087                 2,880                 1,581

Restructuring charge                                        77                  (48)                 (279)                  208
                                                    ----------------     ----------------     -----------------     ---------------

Operating income (loss)                                   (418)                 113                   519                   579

Interest income, net                                       116                  225                   243                   513
Other income, net                                           19                   17                    21                    18
                                                    ----------------     ----------------     -----------------     ---------------

Income (loss) before income taxes                         (283)                 355                   783                 1,110

Income tax provision (benefit)                             105                  (80)                  105                  (276)
                                                    ----------------     ----------------     -----------------     ---------------

Net income (loss)                                        $(388)                $435                  $678                $1,386
                                                    ================     ================     =================     ===============

Preferred stock dividends                                  409                  373                   811                   739
                                                    ----------------     ----------------     -----------------     ---------------
Net income (loss) available to common stockholders       $(797)                 $62                 $(133)                 $647
                                                    ================     ================     =================     ===============

Net income (loss) per share (basic and diluted):
  Net income available to common stockholders           $ (.10)             $   .01              $   (.02)             $    .08
                                                    ================     ================     =================     ===============

Weighted average number of shares
  Basic and diluted                                      7,616                7,616                 7,616                 7,616
                                                    ================     ================     =================     ===============


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


                         MERISEL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, Except Share Data)
                                   (Unaudited)

                                                                                June 30,               December 31,
                                                                                  2004                     2003
                                                                           -------------------      -------------------
                              ASSETS
Current assets:
Cash and cash equivalents                                                         $44,796                 $44,948
Accounts receivable (net of allowances of $1,313 and $1,286 for                     9,657                  19,585
2004    and 2003, respectively)
Inventories                                                                             2                      13
Prepaid expenses and other current assets                                           3,837                      65
                                                                           -------------------      -------------------
  Total current assets                                                             58,292                  64,611

Property and equipment, net                                                           969                     883

Other assets                                                                        1,726                   1,718
                                                                           -------------------      -------------------

Total assets                                                                      $60,987                 $67,212
                                                                           ===================      ===================

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                                                  $8,447                  $13,883
Accrued liabilities                                                                 6,431                   7,915
                                                                           -------------------      -------------------
  Total current liabilities                                                        14,878                  21,798

Long term liabilities                                                                 759                     751

Stockholders' equity:
Convertible preferred stock, $.01 par value, authorized
   1,000,000 shares; 150,000 shares issued and outstanding                         20,693                  19,882
Common stock, $.01 par value, authorized 150,000,000
   shares; 8,026,353  issued  and 7,616,373 outstanding at June
   30, 2004 and December 31, 2003.                                                     76                      76
Additional paid-in capital                                                        277,489                 278,300
Accumulated deficit                                                              (252,121)               (252,799)
Accumulated other comprehensive gain                                                   59                      50
 Treasury stock                                                                      (846)                   (846)
                                                                           -------------------      -------------------
Total stockholders' equity                                                         45,350                  44,663
                                                                           -------------------      -------------------

Total liabilities and stockholders' equity                                        $60,987                 $67,212
                                                                           ===================      ===================


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